UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 31)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

February 6, 1992
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Metromedia Company disclaims membership in a group although    (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              15,382,500 shares
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,382,500 shares
     WITH
                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.4%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     John W. Kluge disclaims membership in a group although           (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,402,500.  Includes 20,000 shares owned
                              directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,402,500.  Includes 20,000 shares owned
     WITH                     directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,402,500. Includes 20,000 shares owned directly and 15,382,500 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.5%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Stuart Subotnick disclaims membership in a group although     (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,382,500 shares beneficially owned through
                              Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,382,500 shares beneficially owned through
     WITH                     Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.4%

14   TYPE OF REPORTING PERSON

          IN

              AMENDMENT No. 31 TO SCHEDULE 13D



          THIS Amendment No. 31, supplements Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986; Amendment No. 2 thereto filed on November 4, 1986; Amendment No. 3 thereto filed on January 2, 1987; Amendment No. 4 thereto filed on April 7, 1987 Amendment No. 5 thereto filed on October 27, 1987; Amendment No. 6 thereto filed on October 30, 1987; Amendment No. 7 thereto filed on November 23, 1987; Amendment No. 8 thereto filed on December 15, 1987; Amendment No. 9 thereto filed on January 20, 1988; Amendment No. 10 thereto filed on January 22, 1988; Amendment No. 11 thereto filed on February 1, 1988; Amendment No. 12 thereto filed on February 10, 1988; Amendment No. 13 thereto filed on February 11, 1988; Amendment No. 14 thereto filed on February 12, 1988; Amendment No. 15 thereto filed on February 19, 1988; Amendment No. 16 thereto filed on March 1, 1988; Amendment No. 17 thereto filed on April 11, 1988; Amendment No. 18 filed on April 14, 1988; Amendment No. 19 filed on April 18, 1988; Amendment No. 20 thereto filed on May 24, 1988; Amendment No. 21 thereto filed on June 6, 1988; Amendment No. 22 thereto filed on June 15, 1988; Amendment No. 23 thereto filed on July 6, 1988; Amendment No. 24 thereto filed on July 14, 1988; Amendment 25 thereto filed on August 3, 1988; Amendment No. 26 thereto filed on
December 14, 1988; Amendment No. 27 thereto filed on
January 11, 1989; Amendment No. 28 thereto filed on
October 9, 1990 and Amendment No. 29 thereto filed on February 7, 1991; and Amendment No. 30 thereto filed on April 3, 1991, in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 4.  Purpose of Transaction.

          Item 4 is amended by adding thereto the following paragraphs:

          On February 6, 1992, Orion Pictures Corporation
("Orion"), Metromedia Company ("Metromedia") and New Line
Cinema Corporation ("New Line") entered into a Letter of
Intent (the "Letter of Intent") (attached hereto as Exhibit
28) which, among other things, (i) contemplates that the parties prepare and enter into a purchase agreement (the
"Purchase Agreement") generally containing the terms described below and (ii) contemplates that the parties propose a joint plan of reorganization for Orion generally containing the terms described below (the "Plan").

          The Letter of Intent provides that under the Purchase Agreement (a) New Line would agree to purchase forty-six (46%) percent of the common stock of a reorganized
Orion (the "New Common Stock") for (i) $12.5 million in cash; and (ii) the assignment to Orion for cancellation of certain rights (the "MetMermaids Rights") in respect of a letter agreement, dated November 28, 1990 between Orion and MetMermaids, a joint venture between John W. Kluge, as trustee, and Stuart Subotnick ("MetMermaids") currently held by MetMermaids and (b) Metromedia would agree to purchase 7.5% of the New Common Stock for $12.5 million in cash. It is intended that the Plan would provide for 1.5% of the New Common Stock to be issued to current shareholders (including Metromedia) and 45% of the New Common Stock to be issued to the holders of Orion's subordinated debt. Orion would make limited representations and warranties under the Purchase
Agreement, none of which would survive the closing of the transactions contemplated thereunder (the "Closing"). New
Line and Metromedia each would make customary representa-tions and warranties, none of which would survive the Clos-ing. Orion would be subject to certain covenants, to be agreed upon by Orion, New Line and Metromedia, regarding the operation of its business through the Closing. The obliga-tions of New Line and Metromedia to consummate the trans-actions contemplated by the Purchase Agreement would be subject to certain conditions, including material perform-ance by Orion of its obligations, Orion's representations and warranties being true and correct, Orion's execution and delivery to New Line of a distribution and management agree-ment described below, Orion's execution and delivery to Metromedia of a commission agreement described below, receipt of all required governmental approvals, and confirm-ation of the transactions contemplated by the Plan.
Metromedia's obligation to consummate the Purchase Agreement would be subject to the further condition that all litiga-tion against Orion, its subsidiaries, officers, directors, employees, and agents of Orion and its subsidiaries, Metromedia and officers, directors, partners, employees and agents of Metromedia, shall have been terminated with pre-judice and that all such persons and entities shall have received general releases in form and substance satisfactory to Metromedia. Orion's obligation to consummate the trans-actions contemplated by the Purchase Agreement would be subject to the approval of the Bankruptcy Court and certain other conditions, including material performance by New Line and Metromedia of their obligations, New Line's and Metromedia's respective representatives and warranties being true and correct, New Line's execution and delivery to Orion of the distribution and management agreement described below, receipt of all required governmental approvals, and confirmation of the Plan.

          The Letter of Intent provides that the Purchase Agreement would expressly permit Orion and Metromedia to seek out and negotiate, enter into agreements in respect of, and consummate an Acquisition Transaction (defined therein) which, in the judgment of Orion, has terms which, from the point of view of the advantage conferred on Orion's creditors and shareholders, are higher or better, in the aggregate, than those of the Purchase Agreement and the Plan. The Purchase Agreement would further provide that, if such an Acquisition Transaction is the subject of a con-firmed plan or if Orion materially breaches its covenants in the Purchase Agreement, Orion promptly shall pay to New Line, in addition to any payments described in the last paragraph hereof, $1.5 millIon in cash, as liquidated damages, subject to certain exceptions. The Purchase Agreement would be terminable by any party upon the happening of certain events.

          The Letter of Intent provides that the Purchase Agreement would be executed on the later of (i) the date on which the Official Committee of Unsecured Creditors signifies its support of or non-objection to the Purchase Agreement and (ii) the date on which New Line and Metromedia disclose to Orion that they have agreed in principal for the following

          (x)  Metromedia's receiving from New Line an
option with customary provisions to purchase from New Line up to 2-1/2% of the New Common Stock at an aggregate exercise price of $2.5 million; (y) Metromedia's receiving from New Line 1.6 million shares of New Line common stock In exchange for the MetMermaids Rights and (z) Metromedia's acquiring 5- and 7-year warrants with customary provisions, each to acquire 100,000 shares of New Line common stock at an exercise price of $10.00 and $25.00 per share, respectively.

          The Letter of Intent contemplates that the Plan would provide, among other things, (i) assuming that the aggregate amount of unsecured claims does not exceed a total previously discussed with Orion, creditors of Orion would not be impaired (except pursuant to a settlement or com-promise or an Impairment of general unsecured creditors (other than trade creditors, profit participants, gross participants and residual payees) that is lawful notwith-standing superior treatment or non-impairment of other general unsecured creditors), except for the following creditors: the banks who are parties to Orion's revolving credit facility; Columbia Pictures Entertainment, Inc. and its affiliates; and holders of Orion's subordinated debentures and notes; (ii) except as otherwise provided in the Plan or confirming order, for the discharge of all then existing indebtedness or Orion; (iii) for the cancellation of all existing equity securities of Orion; (iv) for the existing shareholders of Orion (including Metromedia) to receive, in the aggregate, shares of New Common Stock constituting 1-1/2% of the New Common Stock; (v) for the Bondholders to receive, in the aggregate: shares of New Common Stock constituting 45% of the New common Stock, $60 million aggregate principal amount of 11% subordinated debentures due 2002 of Orion (having sinking fund payment of $15 million per annum commencing on the seventh anniversary of issue and having a New Line 630,000 registered shares of New Line common stock; and (vi) for the other impaired creditors to be treated in a manner acceptable to New Line, Metromedia and Orion. The Plan otherwise will have terms satisfactory to the parties and will comply with the Bankruptcy Code.

          The Letter of Intent contemplates that on the Closing Date, New Line and Orion would enter into a dis-tribution and management agreement, to be approved by the Bankruptcy Court, pursuant to which New Line would manage the operations of Orion and provide all distribution ser-vices to Orion (subject to outstanding licenses, as the same may be modified in Orion's Chapter 11 proceeding) as well as provide production, supervision and related services to Orion with respect to future product to be developed. In exchange for such services, New Line would receive fees (in addition to reimbursement of expenses) ranging form 5% to 25% of revenues, with certaIn annual limits on such fees.

          The Letter of Intent contemplates that on the Closing Date, Metromedia and Orion would enter into a commission agreement pursuant to which Metromedia would receive a commission of 5% of all funds accepted by Orion
(as a license fee, an investment or otherwise) from a foreign source which previously has been identified to Orion.

          The Letter of Intent provides that if the transactions described therein are abandoned by Orion, or Orion accepts an Acquisition Transaction not approved by New Line, and the Purchase Agreement shall not have previously been executed and delivered, Orion promptly shall pay to New Line all reasonable, documented out-of-pocket expenses incurred by it since December 11, 1991, up to $500,000. Except for the immediately preceding sentence, and the agreement by Orion promptly to file with the Bankruptcy
Court a motion seeking approval of Orion's agreements contemplated by such sentence, the Letter of Intent provides that it does not constitute a binding agreement among the parties.


Item 7.  Material to be Filed as Exhibit Items.

          Item 7 is hereby amended by adding the following thereto:

          Exhibit 28 - Letter of Intent.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:    February 13, 1992



                         METROMEDIA COMPANY



                         By:  /s/ Stuart Subotnick
                              STUART SUBOTNICK
                              General Partner



                         /s/ John W. Kluge
                         John W. KLUGE



                         /s/ Stuart Subotnick
                         STUART SUBOTNICK